EXHIBIT 4

                      CERTIFICATE OF DETERMINATION SERIES A


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                          CERTIFICATE OF DETERMINATION
                                       OF
                     THE PRIVILEGES, RIGHTS AND PREFERENCES
                                       OF
            THE SERIES A CONVERTIBLE PREFERRED STOCK, $5.00 Par Value
                                       OF
                               CYBERUNI.ORG, INC.
                           (A California Corporation)

                  The undersigned, George V. Franich and Peter J. Caccioppoli, hereby certify that:

                  1.  They  are  the  duly  elected  and  acting  President  and
         Secretary,   respectively,   of   cyberuni.org,   Inc.,   a  California
         corporation (the "Corporation").

                  2.  The  Corporation  is  authorized  to  issue  five  million
         (5,000,000) shares of Preferred Stock. The number of shares being authorized in the series of Preferred Stock designated as "Series A Convertible Preferred Stock, $5.00 Par Value" is 1,050,000. No shares of said Series A Convertible Preferred Stock, $5.00 Par Value, have been issued.

                  3. Under authority given by the Corporation's Articles of Incorporation, the Board of Directors has duly adopted the following recitals and resolutions:

                  WHEREAS, the Articles of Incorporation of the Corporation provide for a class of shares known as Preferred Stock, issuable from time to time in one or more series; and

                  WHEREAS, the Board of Directors of the Corporation is authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed on any wholly unissued series of Preferred Stock, to fix the number of shares constituting any such series, and to determine the designation thereof, or any of them; and

                  WHEREAS, the Corporation has not issued any shares of such Series A Convertible Preferred Stock, $5.00 Par Value and the Board of Directors of this Corporation desires to determine the rights, preferences, privileges, and restrictions relating to this series of Preferred Stock, and the number of shares constituting and the designation of said series;

         RESOLVED, that the Board of Directors hereby determines the designation of, number of shares constituting, and the rights, preferences, privileges, and restrictions (in addition to those set forth in the Corporation's Articles of Incorporation) relating to said Series A Convertible Preferred Stock, Par Value $5.00 as follows:

         I        Designation

                  This series of Preferred Stock shall be designated "Series A Convertible Preferred Stock, Par Value $5.00 Per Share" (referred to hereinafter as the "Preferred Stock, Series A").

         II       Number of Shares

                  The number of shares constituting the Preferred Stock, Series A shall be One million and fifty thousand (1,050,000).

         III      Par Value

                  The par value of the Preferred Stock, Series A shall be $5.00 per share.

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         IV       Voting

                  The Preferred Stock, Series A shall have one vote per common share on the basis as though immediately prior to the vote the Preferred Stock, Series A had been converted into Common Stock.

         V        Preference on Liquidation

                  In the event of a liquidation of the Corporation, the Preferred Stock, Series A (and any other series of Preferred Stock granted a preference on liquidation over the Common Stock) shall have a first claim over and above the Common Stock on the net assets of the Corporation in the amount of $5.00 per share (the "Series A Liquidation Preference;" or the liquidation preference of any other series of Preferred Stock). The net assets shall be those assets remaining after payment of the liabilities of the Corporation and prior to any distribution to the shareholders holding Common Stock. In the event the net assets are not sufficient to return the Series A Liquidation Preference to the Preferred Stock, Series A and the liquidation preference of any other Preferred Stock, the holders of the Preferred Stock, Series A shall share with any other outstanding series of Preferred Stock which has been granted a preference on liquidation, if any, on a pro rata basis in proportion to the dollar amount of the par value of their respective holdings. In the event the net assets are sufficient to return the Series A Liquidation Preference, as well as any liquidation preference for any other outstanding series of Preferred Stock which has been granted a preference on liquidation, if any, then the Preferred Stock, Series A, shall be entitled to share in any additional distributions on liquidation with any other outstanding series of Preferred Stock which has been granted a preference on liquidation, if any, on a pro rata basis in proportion to the dollar amount of the par value of their respective holdings, and pro rata with the Common Stock on the basis as if the Preferred Stock, Series A and any other class of Preferred Stock had been converted into Common Stock immediately prior to the liquidation.

         VI       Conversion

                  The holders of Preferred Stock, Series A shall have conversion rights as follows (the "Conversion Rights"):

         (a) Right to Convert; Conversion Price. Each share of Preferred Stock, Series A shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Preferred Stock, Series A, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $5.00 by the Conversion Price, determined as hereinafter provided, in effect at the time of conversion and by adding thereto the product determined by dividing the amount of all accrued and unpaid dividends on such share of Preferred Stock, Series A by the lower of (1) $5.00 or (2) in the event of a conversion upon or following the initial public offering of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, the actual initial public offering price per share. The Conversion Price for purposes of calculating the number of shares of Common Stock deliverable upon conversion without the payment of any additional consideration by the holder of Preferred Stock, Series A (the "Conversion Price") shall initially be $5.00 per share of Common Stock. Such initial Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which Preferred Stock, Series A is convertible, as hereinafter provided.

         (b) Mechanics of Conversion. Before any holder of Preferred Stock, Series A shall be entitled to convert the same into full shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, Series A, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name of such holder or the name or names



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         of the  nominees  of such  holder  in  which  such  holder  wishes  the certificate or certificates for shares of Common Stock to be issued. No fractional shares of Common Stock shall be issued upon conversion of any shares of Preferred Stock, Series A. In lieu of any fractional shares of Common Stock to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, Series A, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock, Series A to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

         (c)      Automatic Conversion.

              (i) Each share of Preferred Stock, Series A shall automatically be converted into shares of Common Stock, in the manner provided in
              Section VI(a), as follows:

                  (A) At such time as the fiscal year-end balance sheet of the corporation, prepared in accordance with generally accepted accounting principles, shows a net tangible book value of seven dollars and fifty cents ($7.50) or more per share for each share of the Preferred Stock, Series A, said stock shall be automatically converted into Common Stock of the corporation on a share-for-share basis on the sixtieth (60th) day following the fiscal year end of the fiscal year in which the book value per share of Preferred Stock, Series A was found to be seven dollars and fifty cents ($7.50) or more per share.

                  (B) If at any time while there are shares of Preferred Stock, Series A issued and outstanding there is to be a sale or transfer of all, or substantially all, of the Corporation's properties or assets, or a sale of at least fifty percent (50%) of all shares of the Corporation's Common and Preferred stock then outstanding regardless of class or series, each share of the Preferred Stock, Series A, shall be automatically converted into Common Stock of the Corporation on a share-for-share basis prior to said sale or transfer.

                  (C) Each outstanding share of Preferred Stock shall automatically be converted, without any further act of the Corporation or its stockholders, into fully paid and nonassessable shares of Common Stock on a share-for-share basis upon the closing of a firm underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of the Common Stock for the account of the Corporation in which the aggregate gross proceeds received by the Corporation equals or exceeds $5,000,000.

              (ii) Upon the occurrence of an event specified in Section VI(c)(i) hereof, all shares of Preferred Stock, Series A shall be converted automatically without any further action by any holder of such shares and whether or not the certificate or certificates representing such shares are surrendered to the Corporation or the transfer agent for the Preferred Stock, Series A; provided, however, that the Corporation shall not be obligated to issue a certificate or certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificate or certificates evidencing such shares of Preferred Stock, Series A being converted are either delivered to the Corporation or the transfer agent of the Preferred Stock, Series A, or the holder notifies the Corporation or such transfer agent that such certificate or certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith and, if the Corporation so elects, provides an appropriate indemnity



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              bond. Upon the automatic  conversion of Preferred Stock, Series A, each holder of Preferred Stock, Series A shall surrender the certificate or certificates representing such holder's shares of Preferred Stock, Series A at the office of the Corporation or of the transfer agent for the Preferred Stock, Series A. Thereupon, there shall be issued and delivered to such holder, promptly at such office and in such holder's name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Preferred Stock, Series A surrendered were convertible on the date on which such automatic conversion occurred. No fractional shares of Common Stock shall be issued upon the automatic conversion of Preferred Stock, Series A. In lieu of any fractional shares of Common Stock to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

         (d)      Adjustments to Conversion Price for Diluting Issues.

              (i) Special Definitions For purposes of this Section VI(d), the following definitions shall apply:

                  (A) "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                  (B) "Original Issue Date" shall mean the date on which a share of Preferred Stock, Series A was first issued.

                  (C) "Convertible Securities" shall mean any evidences of indebtedness, shares (other than Common Stock and Preferred Stock, Series A) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                  (D) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section VI(d)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than:

                      (I) shares of Common Stock issued or issuable upon conversion of shares of Preferred Stock, Series A;

                      (II) up to 1,000,000 shares of Common Stock issued or issuable to officers, employees or directors of, or advisors or consultants to, the Corporation or any subsidiary of the Corporation, pursuant to a stock purchase or option plan or other employee stock bonus arrangement (collectively, the "Plans") approved by the Board of Directors; provided, however, that the number of shares referred to in this clause shall be subject to equitable adjustment in accordance with the provisions contained in said Plans whenever there shall occur a stock dividend, distribution, combination of shares, reclassification or other similar event with respect to Common Stock; and provided, further, that such number of shares shall be calculated by adding back to the unissued portion of such pool of shares (or options, warrants or rights therefor) the number of such shares that are repurchased by the Corporation and the number of such shares that are purchasable under any such options, warrants or rights that expire unexercised; or (III) up to 250,000 shares of Common Stock or Preferred Stock issuable upon the exercise of warrants in existence on or before the Original Issue Date.

              (ii) No Adjustment of Conversion Price. No adjustment in the number of shares of Common Stock into which a share of Preferred Stock, Series A is convertible shall be made, by adjustment in the Conversion Price in respect of the issuance of Additional Shares of Common Stock or otherwise, unless the consideration per share for an Additional Share of Common Stock issued or deemed to



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              be issued by the Corporation is less than the Conversion  Price in effect on the date of, and immediately prior to, the issue of such Additional Share of Common Stock.

              (iii) Issue of Securities Deemed Issue of Additional Shares of Common Stock

                  (A) Options and Convertible Securities. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section VI(d)(v) hereof) of such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                           (I) no further  adjustment  in the  Conversion  Price
                      shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                      (II) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                      (III) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                           (a) in the case of Convertible Securities or Options for Common Stock the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

                           (b) in the case of Options for Convertible Securities only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such


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                           Options,  and  the  consideration   received  by  the
                           Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section VI(d)(v)) upon the issue of the Convertible Securities with
                           respect  to  which   such   Options   were   actually
                           exercised;

                      (IV) no readjustment pursuant to clause (II) or (III) above shall have the effect of increasing the Conversion Price to an amount which exceeds the Conversion Price in effect on the original adjustment date immediately prior to the Issue of the Options or Convertible Securities with respect to which such readjustment is made;

                      (V) in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (III) above; and

                      (VI) if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Section VI(d)(iii) as of the actual date of their issuance.

                  (B) Stock Dividends, Stock Distributions and Subdivisions In the event the Corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued:

                      (I) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or

                      (II) in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which corporation action becomes effective.

                      If such record date shall have been fixed and no part of such dividend shall have been paid on the date fixed therefor, the adjustment previously made for the
                      Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Section VI(d)(iii)(B) as of the time of actual payment of such dividend.

              (iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock

                  (A) In the event the Corporation shall issue Additional Shares of Common Stock (including, without limitation, Additional Shares of Common Stock deemed to be issued pursuant to Section VI(d)(iii)(A) but excluding Additional Shares of Common Stock deemed to be issued pursuant to Section VI(d)(iii)(B), which event is dealt with in Section VI(d)(vi) hereof), without consideration or for a consideration per share less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price


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                  (calculated  to the nearest cent)  determined  by  multiplying such Conversion Price by a fraction, the numerator of which shall be (I) the number of shares of Common Stock outstanding immediately prior to such issue plus (II) the number of shares of Common Stock which the aggregate consideration received or deemed to have been received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, and the denominator of which shall be (I) the number of shares of Common Stock outstanding immediately prior to such issue plus (II) the number of Additional Shares of Common Stock so issued or deemed to be issued.

                  (B) For the purposes of Section VI(d)(iv)(A) hereof, the number of shares of Common Stock deemed to be outstanding immediately prior the issuance of any securities described in either clause of such Section shall be the sum of (I) the total number of shares of Common Stock issued and outstanding at such time, plus (II) the total number of shares of Common Stock issuable upon conversion in full of all shares of
                  Preferred Stock, Series A and other Convertible Securities issued and outstanding at such time, plus (III) the total number of shares of Common Stock issuable upon conversion in full of all Convertible Securities issuable upon exercise of
                  Options for Convertible Securities issued and outstanding at such time; and immediately after any Additional Shares of Common Stock are deemed issued pursuant to Section VI(d)(iii)(A), such Additional Shares of Common Stock shall be deemed to be outstanding.

                  (C) Notwithstanding anything to the contrary contained herein, the applicable Conversion Price in effect at the time Additional Shares of Common Stock are issued or deemed to be issued shall not be reduced pursuant to Section VI(d)(iv)(A) hereof at such time if the amount of such reduction would be an amount less than $0.05, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.05 or more.

              (v) Determination of Consideration. For purposes of this Section VI(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                  (A)      Cash and PropertySuch consideration shall:

                      (I) insofar as it consists of cash, be computed at the aggregate amounts of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                      (II) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                      (III) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A)(I) and (A)(II) above, as determined in good faith by the Board of Directors.

                  (B) Options and Convertible Securities The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section VI(d)(iii)(A), relating to Options and Convertible Securities, shall be determined by dividing (I) the total amount, if any, received or receivable by the Corporation as consideration


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                  for the issue of such Options or Convertible Securities,  plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such
                  Convertible  Securities,   or  in  the  case  of  Options  for
                  Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (II) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

              (vi)  Adjustment  for  Dividends,   Distributions.   Subdivisions,
              Combinations or Consolidations of Common Stock

                  (A) Stock Dividends, Distributions or Subdivisions In the event the Corporation shall issue Additional Shares of Common Stock pursuant to Section VI(d)(iii)(B) in a stock dividend, stock distribution or subdivision, the Conversion Price in effect immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased.

                  (B) Combinations or Consolidations In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

         (e) No Impairment. The Corporation shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this Section VI and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock, Series A against impairment.

         (f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this
         Section VI, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each affected holder of Preferred Stock, Series A a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any affected holder of Preferred Stock, Series A, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon conversion of each share of Preferred Stock, Series A.

         (g) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Corporation shall mail to each holder of Preferred Stock, Series A at least ten (10) days prior to such record date a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

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

         (h) Common Stock Reserved. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Preferred Stock, Series A.

         (i) Certain Taxes. The Corporation shall pay any issue or transfer taxes payable in connection with the conversion of any shares of Preferred Stock, Series A; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer to a name other than that of the holder of such Preferred Stock, Series A.

         (j) Closing of Books. The Corporation shall at no time close its transfer books against the transfer of any Preferred Stock, Series A, or of any shares of Common Stock issued or issuable upon the conversion of any shares of Preferred Stock, Series A, in any manner which interferes with the timely conversion or transfer of such Preferred Stock, Series A.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct to our knowledge.

                                     /s/ George V. Franich
                                     -----------------------------------------
                                     George V. Franich, President

                                     /s/ Peter J. Caccioppoli
                                     -----------------------------------------
                                     Peter J. Caccioppoli, Secretary


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